UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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McDermott International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT

TO

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To be held on April 29, 2016

The date of this Supplement is April 14, 2016

On March 18, 2016, McDermott International, Inc. (“McDermott”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission relating to McDermott’s 2016 Annual Meeting of Stockholders to be held on April 29, 2016. This Supplement supplements and amends the Proxy Statement in order to add information regarding Proposal 5, the approval of the 2016 McDermott International, Inc. Long-Term Incentive Plan (the “2016 LTIP”).

On April 14, 2016, McDermott International, Inc. (“McDermott”) announced that it made a technical amendment to the 2016 McDermott International, Inc. Long-Term Incentive Plan (the “2016 LTIP”) to reflect new guidance issued by the Financial Accounting Standards Board (the “FASB”) on March 30, 2016 and set forth in the FASB’s Accounting Standards Update (“ASU”) 2016-09, Compensation—Stock Compensation (Topic 718): Improvement to Employee Share-Based Payment Accounting. Among other things, ASU 2016-09 allows companies to withhold shares for tax purposes using rates up to the maximum individual statutory tax rate for each applicable tax jurisdiction, rather than being limited to “minimum withholding taxes” in accordance with prior FASB guidance. Although the 2016 LTIP does not reflect a limitation on share withholding (those limitations are to be addressed in connection with awards to be made under the plan), Section 4.1 of the 2016 LTIP, which addresses the number of shares available for grant under the plan, provides that shares withheld as full or partial payment of withholding taxes related to the vesting or settlement of an award (other than options) shall become available again for awards under the plan. In accordance with the change in accounting guidance, the amendment to the 2016 LTIP deleted the word “minimum” from the phrase “minimum withholding taxes” in the relevant provisions of Section 4.1 to remove this limitation.

McDermott’s Board of Directors recommends that you vote “FOR” Proposal 5, the approval of the 2016 LTIP, as so amended. Any vote “FOR” or “AGAINST” the approval of the 2016 LTIP that has previously been made will be counted, respectively, as a vote “FOR” or “AGAINST” the 2016 LTIP, as amended, as described above and in the Proxy Statement. Any “ABSTAIN” vote is not considered an actual vote with respect to Proposal 5, and such vote will have no effect on the outcome of the vote on Proposal 5. If any stockholder has previously voted and would like to change his or her vote on any matter, such stockholder may change his or her vote in the manner set forth in the Proxy Statement.

A copy of this Supplement to the Proxy Statement was filed as Exhibit 99.1 to McDermott’s Current Report on Form 8-K dated April 14, 2016. A copy of the 2016 LTIP, as amended to reflect the revisions described above, was filed as Exhibit 10.1 to that Form 8-K and is incorporated herein by reference.